UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2024

AmeriServ Financial, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2024, AmeriServ Financial, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with SB Value Partners, L.P. (the “Investor”). As of the date of the Agreement, the Investor beneficially owns 1,319,019 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or approximately 7.7% of the outstanding shares of Common Stock.

Under the Agreement, the Company, including members of senior management and other designated members of the Company’s Board of Directors (the “Board”), and the Investor will regularly consult on financial performance metrics (including, without limitation, EPS growth, efficiency ratio improvement, and deposit and loan growth), business development, and similar matters. In addition, during the term of the Agreement, the Company and the Investor will actively engage in substantive collaborative discussions designed to promote performance improvement and optimal Company performance in light of the Company’s strategic objectives, subject in all events to input from and approval by the Board.

During the term of the Agreement, Investor has agreed to vote all shares of Common Stock then beneficially owned by it at each annual or special meeting of shareholders of the Company in accordance with the recommendations of the Board, except the Investor may vote in its sole discretion on any proposal relating to an Extraordinary Transaction (as defined in the Agreement). Additionally, during the term of the Agreement, the Investor, when requested by the Company, has agreed to publicly (and in any engagement with shareholders and proxy advisory firms) and privately support, to the fullest extent practicable (and in accordance with all applicable laws, rules, and regulations), in favor of the Company, the Company’s director nominations, proposals and/or announcements made by the Company, and any other matters, including, without limitation, the Company’s response to any campaigns that may be waged by any person against or in opposition to the Company or the Board’s recommendations and decisions.

The Investor has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) making certain announcements regarding transactions involving the Company, (ii) soliciting proxies, (iii) advising or knowingly encouraging any person with respect to the voting or disposition of securities of the Company other than in a manner consistent with the Board’s recommendation or in connection with an Extraordinary Transaction, (iv) other than in an open market sale transaction in which the identity of the purchaser is not known, selling securities of the Company to any third party with a known history of activism or known plans to engage in activism, (v) taking actions to change or influence the Board, Company management, or the direction of certain matters relating to the Company, and (vi) owning more than 9.9% of the then outstanding shares of Common Stock, except with the prior written consent of the Company (subject to any required regulatory approvals).

Further, the Company and the Investor have agreed to a release of claims against each other with respect to all claims or actions, including, without limitation, any potential claims or actions that existed through the date of the Agreement. During the term of the Agreement, the Company and the Investor have agreed that they will not disparage each other.

The Agreement will remain in effect until the date that immediately follows the closing of the period for submission of shareholder nominations for the Company’s 2025 annual meeting of shareholders. Either party may terminate the Agreement in the event of an uncured material breach of the Agreement by the other Party. The term of the Agreement may be extended at any time by mutual written agreement of the parties.

The Company has also agreed to reimburse the Investor for its documented legal or other expenses.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On April 22, 2024, the Company issued a press release announcing its entry into the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information

The Company intends to file a proxy statement and a GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2024 annual meeting of shareholders (the “Annual Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.ameriserv.com/sec-filings/documents.

Participant Information

The Company, its directors and certain of its executive officers (as set forth below) are or may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Executive Compensation” and “Compensation of Directors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 27, 2024 (the “2023 Form 10-K”), commencing on pages 115 and 126, respectively, and available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section entitled “Security Ownership of Directors and Management” in the Company’s proxy statement on Schedule 14A filed on April 26, 2023 on pages 15–16 and available here, and as updated in the filings referenced in the table below. Supplemental information regarding their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.ameriserv.com/sec-filings/documents or through the SEC’s website at www.sec.gov. Information can also be found in the 2023 Form 10-K. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section entitled “Security Ownership of Directors and Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC.

Directors(1)
Name	Ownership	Date of Filing	Filing Type	Hyperlink
J. Michael Adams, Jr. (Chairman)	152,438(2)	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Richard W. Bloomingdale (Vice Chairman)	9,919	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Amy Bradley	14,098	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

David J. Hickton	4,998	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Kim W. Kunkle	214,413(3)	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Margaret A. O’Malley	357,328	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Daniel A. Onorato	33,502	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Mark E. Pasquerilla	486,237(4)	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Jeffrey A. Stopko (President and Chief Executive Officer)	164,189	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Certain Executive Officers(1)
Name	Ownership	Date of Filing	Filing Type	Hyperlink
Michael D. Lynch (Executive Vice President, Chief Financial and Investment Officer and Chief Risk Officer)	35,332	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

(1) The business address for each of the “participants” set forth in the tables above is c/o AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

(2) Includes 23,897 shares of the Company’s common stock held in a voting trust for the benefit of Mr. Adams’ parents, of which Mr. Adams serves as voting trustee, and 50 shares of the Company’s common stock held on behalf of Mr. Adams’ minor child.

(3) Includes 67,390 shares of the Company’s common stock held by Laurel Holdings, Inc, of which Mr. Kunkle is an officer. With respect to each, Mr. Kunkle has voting and investment power.

(4) Includes 287,150 shares of the Company’s common stock held by Pasquerilla Enterprises LP, of which Mr. Pasquerilla is the sole member of its general partner, and has the power to vote such shares, and 125,500 shares of the Company’s common stock held by Marenrico Partnership, of which Mr. Pasquerilla is one of the partners and has the power to vote such shares. 125,500 shares held by Marenrico Partnership and 287,150 shares held by Pasquerilla Enterprises LP are separately pledged to financial institutions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Cooperation Agreement, dated as of April 18, 2024, between AmeriServ Financial, Inc. and SB Value Partners, L.P.

99.1	Press release, dated April 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: April 22, 2024	By	/s/ Michael D. Lynch
Michael D. Lynch
EVP & CFO

Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), effective as of April 18, 2024, is entered into by and between AmeriServ Financial, Inc., a Pennsylvania corporation (the “Company”), and SB Value Partners, L.P., a Texas limited partnership (the “Investor”). Unless otherwise defined herein, capitalized terms shall have the meanings given to them in Section 15.

In consideration of the promises, representations and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows:

1. Consultation. The Company, including the Chairman of the Board, President & Chief Executive Officer, members of senior management, and other designated members of the Company’s Board of Directors (the “Board”), and the Investor, as a result of its extensive experience as a knowledgeable investor in community banks and community bank trust departments, will regularly consult on financial performance metrics (including, without limitation, EPS growth, efficiency ratio improvement, and deposit and loan growth), business development, and similar matters. In addition, the Company and Investor agree to actively engage in substantive collaborative discussions designed to promote performance improvement and optimal Company performance in light of the Company’s strategic objectives, subject in all events to input from and approval by the Board.

2. Standstill.

(a)  During the Standstill Period, the Investor agrees that it shall not, and shall use its reasonable commercial efforts to cause its Affiliates and Associates not to, directly or indirectly:

(i)  acquire, offer or seek to acquire, agree to acquire, or acquire rights or options to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities of the Company generally on a pro rata basis or pursuant to an Extraordinary Transaction), whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any securities of the Company (other than through a broad-based market basket or index or pursuant through the conversion mechanics of the senior second lien secured convertible promissory notes of the Company), any rights decoupled from the underlying securities of the Company, or any derivative securities, contracts or instruments in any way related to the price of shares of Common Stock, or any assets or liabilities of the Company; provided, however, that the Investor may, in accordance with the terms of this Agreement and applicable securities laws, acquire shares of Common Stock so long as the Investor beneficially owns, in the aggregate, no more than 9.9% of the then outstanding shares of Common Stock; and further provided, however, that the Investor may, with the prior written consent of the Company (and after receipt of any required regulatory approvals), in accordance with the terms of this Agreement and applicable securities laws, acquire more than 9.9% of the then outstanding shares of Common Stock.

(ii)  make any public announcement or proposal with respect to, or publicly offer or propose, (A) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (C) any form of tender or exchange offer for shares of Common Stock or other Voting Securities, whether or not such transaction involves a Change of Control of the Company; it being understood that the foregoing shall not prohibit the Investor from (x) acquiring Voting Securities, (y) selling or tendering its shares of Common Stock, and otherwise receiving consideration, pursuant to any such transaction or (z) voting on any such transaction in accordance with Section 3;

(iii)  engage in, or knowingly assist in the engagement in (including, without limitation, engagement by use of or in coordination with a universal proxy card), any solicitation of proxies or written consents to vote any Voting Securities, or conduct, or assist in the conducting of, any type of binding or nonbinding referendum with respect to any Voting Securities, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to, or from the holders of, any Voting Securities, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), to vote any securities of the Company (including, without limitation, by initiating, encouraging or participating in any “withhold” or similar campaign), in each case, other than in a manner that is consistent with the Board’s recommendation on a matter;

(iv)  advise or knowingly encourage any person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company, other than in a manner that is consistent with the Board’s recommendation on a matter or in connection with an Extraordinary Transaction;

(v)  other than in open market sale transactions where the identity of the purchaser is not known, sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by the Investor to any Third Party with a known history of activism or known plans to engage in activism;

(vi)  take any action in support of or make any proposal or request that constitutes or would result in: (A) advising, replacing or influencing any director or the management of the Company, including, without limitation, any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) seeking to have the Company waive or make amendments or modifications to the Articles of Incorporation or the Bylaws, or other actions that could reasonably be expected to impede or facilitate a Change of Control, (D) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (E) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act (in each case, except as otherwise permitted by Sections 1 or 3 hereof);

(vii)  knowingly and with the intent of consummating a Change of Control, communicate with shareholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act (other than in connection with an Extraordinary Transaction);

(viii)  call or seek to call, or request the call of, alone or in concert with others, any meeting of shareholders, whether or not such a meeting is permitted by the Bylaws, including, without limitation, a “town hall meeting”;

(ix)  deposit any shares of Common Stock or other Voting Securities in any voting trust or subject any shares of Common Stock or other Voting Securities to any arrangement or agreement with respect to the voting of any shares of Common Stock or Voting Securities (other than customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(x)  knowingly (x) seek, (y) encourage, or (z) advise any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or knowingly (x) seek, (y) encourage, or (z) take any other action with respect to the election or removal of any directors;

(xi)  form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Security;

(xii)  demand a copy of the Company’s list of shareholders or its other books and records or make any request pursuant to Rule 14a-7 under the Exchange Act or under any provision of Pennsylvania law providing for shareholder access to books and records (including, without limitation, lists of shareholders) of the Company; provided, however, that this Section 2(a)(xii) shall not apply to any such information requested by the Investor pursuant to Section 1;

(xiii)  make any request or submit any proposal to amend or waive the terms of this Section 2 other than through non-public communications with the Company that would not be reasonably likely to trigger public disclosure obligations for any Party; or

(xiv)  enter into any discussions, negotiations, agreements or understandings with any person with respect to any action the Investor is prohibited from taking pursuant to this Section 2, or advise, assist, knowingly encourage or seek to persuade any person to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.

(b)  Notwithstanding anything to the contrary contained in Section 2(a) or elsewhere in this Agreement, the Investor shall not be prohibited or restricted from: (A) communicating privately with members of the Board or officers of the Company regarding any matter in a manner consistent with communications that may be reasonably made by all shareholders of the Company, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any Party; (B) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority (including, without limitation, any court or the SEC) (“Governmental Authority”) or stock exchange (each, an “Exchange”) or other self-regulatory organization (“SRO”) that has, or may have, jurisdiction over the Investor, provided, that a breach by the Investor of this Agreement does not give rise to the applicable requirement described in (A) and (B); (C) publicly disclosing in a means or method not otherwise inconsistent with the terms of this Agreement, how the Investor intends to vote or act with respect to any securities of the Company in connection with any Extraordinary Transaction submitted for a vote of the Company’s shareholders, or (D) communicating with shareholders of the Company and others in a manner that does not otherwise violate this Agreement.

(c)  The provisions of Section 2(a) shall also not prevent the Investor from freely voting its shares of Common Stock (except as otherwise provided in Section 3).

(d)  During the Standstill Period, the Investor shall refrain from taking any actions which could reasonably be expected to have the effect of encouraging or assisting any Third Party to engage in actions which, if taken by the Investor, would violate this Agreement.

(e)  The Investor and the Company acknowledge that, other than (i) as restricted by the terms in this Agreement, (ii) applicable law, or (iii) in connection with Section 1, the Investor shall conduct itself as, and be treated as, any other shareholder of the Company, with similar shareholder rights and access to management and the Board. The Investor shall not have or claim any information rights beyond those afforded to all other shareholders (other than as limited or otherwise restricted by the provisions of Section 2(a)) and acknowledges the Company’s securities disclosure obligations, including, without limitation, the Company’s Regulation FD obligations.

3. Voting Commitment. From the date hereof until the Termination Date set forth in Section 11 (the “Standstill Period”), the Investor agrees that it will appear in person or by proxy at each annual or special meeting of shareholders of the Company (including, without limitation, any adjournments or postponements thereof and any meetings which may be called in lieu thereof), whether such meeting is held at a physical location or virtually by means of remote communications, and will vote (or execute a consent with respect to) all Common Stock beneficially owned by it in accordance with the recommendations of the Board with respect to (a) the election, removal or replacement of any director, (b) the ratification of the appointment of the Company’s independent registered public accounting firm, and (c) any other proposal to be submitted to the shareholders of the Company by either the Company or any shareholder of the Company; provided, however, that the Investor shall be permitted to vote in its sole discretion on any proposal by any Third Party or the Company in respect of, or that could reasonably be expected to result in, any Extraordinary Transaction.

4. Mutual Non-Disparagement.

(a)  From the date hereof until the Termination Date, the Investor shall not make any public statement, or take any action that is intended or reasonably expected to result in a public statement, that might reasonably be construed to be derogatory or otherwise critical of, or negative toward, or constitute an ad hominem attack on, or otherwise disparage, defame, or damage the reputation or good name of the Company or any of its Affiliates or Associates, including, without limitation, the current or former directors, officers, or employees of the Company of any of its Affiliates.

(b)  From the date hereof until the Termination Date, neither the Company nor its Affiliates or Associates shall make any public statement, or take any action that is intended or reasonably expected to result in a public statement, that might reasonably be construed to be derogatory or otherwise critical of, or negative toward, or constitute an ad hominem attack on, or otherwise disparage, defame, or damage the reputation or good name of the Investor, including, without limitation, the current or former directors, officers, partners, managers, or employees of the Investor.

(c)  Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Section 4 or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws, rules, or regulations (including, without limitation, from communicating directly with the SEC pursuant to the SEC’s whistleblower incentives and protection rules and regulations and Section 21F of the Exchange Act (the “SEC Whistleblower Rules”)) or any other applicable law, rule, order, or regulation of any Governmental Authority, Exchange, or SRO (including, without limitation, to comply with any subpoena or other legal process from any Governmental Authority, Exchange, or SRO).

(d)  The limitations set forth in Section 4(a) or (b), as applicable, shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Section 4(a) or (b), as applicable, if such statement by the other Party was made in breach of this Agreement. The limitations set forth in Sections 4(a) and 4(b) shall not apply (x) in any compelled testimony or production of information, whether by legal process or subpoena or as part of a response to a request for information from any Governmental Authority with jurisdiction over the Party from which information is sought, in each case, solely to the extent required, or (y) to any disclosure that such Party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules, or regulations.

5. No Litigation; Mutual Releases.

(a)  Prior to the Termination Date, each Party covenants and agrees solely for and on behalf of itself that it shall not, and shall not permit any of its Representatives (solely in the context of their representation of such Party in connection with the subject matter of this Agreement) to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any other person to threaten, initiate or pursue, any lawsuit, claim, or proceeding (including, without limitation, with respect to the Investor, commencing, encouraging or supporting any derivative action in the name of the Company or any class action against the Company or any of its officers or directors, in each case with the intent of circumventing any terms of this Agreement) before any court or governmental, administrative or regulatory body (collectively, a “Legal Proceeding”) against (a) with respect to the Investor, the Company or any of its Representatives (solely in the context of their representation of the Company in connection with the subject matter of this Agreement), and (b) with respect to the Company, the Investor or any of its Representatives (solely in the context of their representation of the Investor in connection with the subject matter of this Agreement); provided, however, that the foregoing shall not prevent (x) litigation by any Party to enforce the provisions of this Agreement, (y) counterclaims with respect to any proceeding initiated by a Party in breach of this Agreement, and (z) the exercise of statutory dissenters rights.

(b)  Simultaneously with the execution hereof, the Parties will execute mutual releases, in a form agreed to by the Parties, releasing the other Party from all claims or actions, including potential claims or actions, that existed through the date hereof.

6. Representations and Warranties of the Company. The Company represents and warrants to the Investor that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles, and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

7. Representations and Warranties of the Investor. The Investor represents and warrants to the Company solely for and on behalf of itself that (a) this Agreement has been duly and validly authorized, executed and delivered by the Investor, constitutes a valid and binding obligation and agreement of the Investor, and is enforceable against the Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles, (b) the Investor beneficially owns an aggregate of 1,319,019 shares of Common Stock at the time of execution of this Agreement and has sole voting and sole investment power over such shares, (c) the signatory for the Investor has the power and authority to execute this Agreement and any other documents or agreements entered into in connection with this Agreement on behalf of the Investor, and to bind the Investor to the terms hereof, (d) on the date hereof, there are no Affiliates or Associates of the Investor who are not employees of the Investor, other than any entities personally owned (beneficially and or record) by any of the Affiliates of the Investor either individually or with immediate family member(s), and (e) the execution, delivery, and performance of this Agreement by the Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment, or decree applicable to the Investor or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or any material agreement, contract, commitment, understanding, or arrangement to which the Investor is a party or by which it is bound.

8. No Other Discussions or Arrangements. The Investor represents and warrants that, as of the date hereof, except as publicly disclosed in their respective filings with the SEC, or otherwise specifically disclosed to the Company in writing prior to the execution of this Agreement, (a) the Investor does not own, of record or beneficially, any Voting Securities or any securities convertible into, or exchangeable or exercisable for, any Voting Securities and (b) the Investor has not entered into, directly or indirectly, any agreements or understandings with any person (other than their own respective Representatives) with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company.

9. Expenses. Concurrently with or promptly following execution of this Agreement, the Company shall reimburse the Investor $19,779.79 in documented legal or other expenses.

10. Support. The Investor will, when, if, and as requested by the Company, publicly (and in any engagement with shareholders and proxy advisory firms) and privately support to the fullest extent practicable (and in accordance with all applicable laws, rules, and regulations), in favor of (to the extent requested by the Company when, if, and as requested), the Company (including the Board), director nominations, proposals, and/or announcements made by the Company, and any other matters, including, without limitation, the Company’s response to any campaigns that may be waged by any person against or in opposition to the Company or the Board’s recommendations and decisions.

11. Term; Termination. The term of this Agreement (the “Term”) shall commence on the date hereof and shall remain in effect until the date that immediately follows the closing of the period for submission of shareholder nominations for the Company’s 2025 annual meeting of shareholders (each such date, the “Termination Date”); provided, however, that: (a) the Investor may earlier terminate this Agreement if the Company commits a material breach of its obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after the Company’s receipt of written notice specifying the material breach from the Investor or, if impossible to cure within fifteen (15) days, which the Company has not taken any substantive action to cure within such fifteen (15) day period; (b) the Company may earlier terminate this Agreement if the Investor commits a material breach of this Agreement that (if capable of being cured) is not cured within fifteen (15) days after the Investor’s receipt of written notice thereof from the Company specifying the material breach or, if impossible to cure within fifteen (15) days, which the Investor has not taken any substantive action to cure within such fifteen (15) day period; and (c) the Term may be extended at any time by mutual written agreement of the Parties. Notwithstanding the foregoing, the provisions of Section 2(d) and Section 12 through Section 22 shall survive the termination of this Agreement. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any willful breach of this Agreement prior to such termination. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any willful breach of this Agreement prior to such termination.

12. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Pennsylvania.

13. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14. Specific Performance. Each of the Parties acknowledges and agrees that irreparable injury to the other Parties may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury may not be adequately compensable by the remedies available at law (including, without limitation, the payment of money damages). It is accordingly agreed that each of the Parties (the “Moving Party”) shall be entitled to seek specific enforcement of, and injunctive or other equitable relief, as a remedy for any such breach or to prevent any violation or threatened violation of, the terms hereof, and the other Parties will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The Parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. The remedies available pursuant to this Section 14 shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

15. Certain Definitions. As used in this Agreement:

(a)  “Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, without limitation, persons who become Affiliates subsequent to the date hereof;

(b)  “Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company in effect on the date hereof, and as may be further amended, corrected, or amended and restated from time to time;

(c)  “Associate” shall mean any “Associate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, without limitation, persons who become Associates subsequent to the date hereof;

(d)  “Bylaws” shall mean the Amended and Restated Bylaws of the Company in effect on the date hereof, and as may be further amended, corrected, or amended and restated from time to time;

(e)  “Change of Control” shall be deemed to have taken place if (i) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the equity interests and voting power of the Company’s then-outstanding equity securities or (ii) the Company enters into a stock-for-stock transaction whereby immediately after the consummation of the transaction the Company’s shareholders retain, directly or indirectly, less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then-outstanding equity securities;

(f)  “Common Stock” means the shares of common stock, $0.01 par value per share, of the Company;

(g)  “Extraordinary Transaction” shall mean any equity tender offer, equity exchange offer, merger, acquisition, joint venture, business combination, financing, recapitalization, reorganization, restructuring, disposition, distribution, or other transaction with a Third Party that, in each case, would result in a Change of Control of the Company, liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or a majority of its assets (determined on a consolidated basis), and, for the avoidance of doubt, including, without limitation, any such transaction with a Third Party that is submitted for a vote of the Company’s shareholders;

(h)  “Parties” means the Company and the Investor, and each respectively, a “Party”.

(i)  “person” or “persons” shall mean any individual, corporation (including, without limitation, not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind, structure or nature;

(j)  “Representative” shall mean a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives; provided, however, that when used with respect to the Company, “Representative” shall not include any non-executive employees;

(k)  “SEC” shall mean the United States Securities and Exchange Commission;

(l)  “Third Party” shall mean any person that is not (i) a Party to this Agreement, (ii) a member of the Board, (iii) an officer of the Company, or (iv) an Affiliate of any Party; and

(m)  “Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.

16. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 16 (or to such other address that may be designated by a Party from time to time in accordance with this Section 16).

If to the Company, to its address at:

AmeriServ Financial, Inc.

Main & Franklin Streets
P.O. Box 430

Johnstown, Pennsylvania 15907

Attention: J. Michael Adams, Jr., Chairman

Email: jmadams@ameriserv.com

If to Investor, to the address at:

SB Value Partners, L.P.

1903 San Pedro Avenue
San Antonio, Texas 78212

Attention: Scott A. Barnes

Email: scott.barnes@sbvalue.com

17. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each Party.

18. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

20. Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Parties; provided, that each Party may assign any of its rights and delegate any of its obligations hereunder to any person that acquires substantially all of that Party’s assets, whether by stock sale, merger, asset sale or otherwise. Any purported assignment or delegation in violation of this Section 20 shall be null and void. Without limiting the generality of the foregoing, nothing in this Section 20 shall prohibit the Investor from selling, assigning, transferring, or conveying any of the Common Stock to any person controlled, controlling, or under common control with the Investor so long as such purchaser or transferee shall agree in writing to be bound by the terms of this Agreement. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

21. Waivers. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

22. Interpretation. Each of the Parties acknowledges that it has been represented by legal counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each of the Parties and its respective legal counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement. In this Agreement, unless a clear contrary intention appears, (a) the word “including” (in its various forms) means “including, without limitation;” (b) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (c) the word “or” is not exclusive; (d) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (e) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

AMERISERV FINANCIAL, INC.

By:	/s/ J. Michael Adams, Jr.
Name: J. Michael Adams, Jr.
Title: Chairman

SB VALUE PARTNERS, L.P.

By:	/s/ Scott A. Barnes
Name: Scott A. Barnes
Title: Managing Partner

[Signature Page to Cooperation Agreement]

Exhibit 99.1

AmeriServ Financial Reaches Cooperation Agreement with Significant Shareholder SB Value Partners, L.P.

JOHNSTOWN, Pa., April 22, 2024--(BUSINESS WIRE)--AmeriServ Financial, Inc. (NASDAQ: ASRV) (“AmeriServ” or the “Company”) today announced that it has reached a cooperation agreement (“Cooperation Agreement”) with SB Value Partners, L.P. (“SBV”), which owns approximately 7.7% of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”).

Under the Cooperation Agreement the Company, including members of AmeriServ’s senior management and other designated members of the Company’s Board of Directors (the “Board”), and SBV will regularly consult regarding the Company’s financial performance metrics, business development and other similar matters. In addition, the Company and SBV will actively engage in substantive collaborative discussions designed to promote performance improvement and enhance the Company’s value, subject in all events to input from and approval by the Board.

“We are pleased to have reached this Cooperation Agreement with SBV and appreciate the constructive dialogue we have had with them,” said J. Michael Adams, Jr., AmeriServ’s Chairman of the Board. “Our Board, which includes directors with a broad range of relevant skills and experience, is always open to the views of our shareholders – and this formalized structure with significant shareholder SBV is a testament to that commitment. We remain focused on the execution of our strategy as we continue enhancing value for shareholders, customers, employees and the communities we serve.”

“Our 30 years of community banking experience lead us to believe that AmeriServ is a unique combination of niche businesses, significant bank assets and large Wealth Management AUM (Assets Under Management),” said Scott Barnes, Managing Partner of SBV. “We appreciate the Company’s open and transparent engagement with us and look forward to our mutual discussions regarding increased financial performance and responsible asset growth to benefit all stakeholders and shareholders alike.”

Pursuant to the Cooperation Agreement, SBV has agreed to vote its shares of Common Stock in favor of all of the Board’s nominees and support all of the Board’s recommended proposals at each annual or special meeting of shareholders of the Company held during the term of the Cooperation Agreement (subject to exceptions with respect to proposals that could reasonably be expected to result in an extraordinary transaction described in the Cooperation Agreement). SBV has also agreed to customary standstill, voting and other provisions. The complete Cooperation Agreement between the Company and SBV will be included on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

About AmeriServ Financial, Inc

AmeriServ Financial Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company. The company’s subsidiaries provide full-service banking, commercial and consumer lending, and wealth management services in southwestern Pennsylvania and the Hagerstown region of Maryland. As of March 31, 2024, the company had total assets of $1.4 billion. AmeriServ Financial, Inc. is publicly traded on the NASDAQ stock exchange under the symbol ASRV. For more information, visit www.ameriserv.com.

About SB Value Partners, L.P.

SB Value Partners, L.P. (“SBV”) provides transparent portfolio advisory services and FinTech investing to community financial institutions across the country and specializes in assisting these institutions to generate additional ROA and ROE from their investment portfolios. Founded in January 2000, SBV has grown to advise over $3.3 billion of community investment portfolios and $411 million directly for banks and its customers.

Important Additional Information

The Company intends to file a proxy statement and a GOLD proxy card with the SEC in connection with the Company’s 2024 annual meeting of shareholders (the “Annual Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.ameriserv.com/sec-filings/documents.

Participant Information

The Company, its directors and certain of its executive officers (as set forth below) are or may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections entitled “Executive Compensation” and “Compensation of Directors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 27, 2024 (the “2023 Form 10-K”), commencing on pages 115 and 126, respectively, and available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section entitled “Security Ownership of Directors and Management” in the Company’s proxy statement on Schedule 14A filed on April 26, 2023 on pages 15–16 and available here, and as updated in the filings referenced in the table below. Supplemental information regarding their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.ameriserv.com/sec-filings/documents or through the SEC’s website at www.sec.gov. Information can also be found in the 2023 Form 10-K. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section entitled “Security Ownership of Directors and Management” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC.

Directors(1)
Name	Ownership	Date of Filing	Filing Type	Hyperlink
J. Michael Adams, Jr. (Chairman)	152,438(2)	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Richard W. Bloomingdale (Vice Chairman)	9,919	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Amy Bradley	14,098	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Directors(1)
Name	Ownership	Date of Filing	Filing Type	Hyperlink
David J. Hickton	4,998	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Kim W. Kunkle	214,413(3)	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Margaret A. O’Malley	357,328	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Daniel A. Onorato	33,502	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Mark E. Pasquerilla	486,237(4)	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Jeffrey A. Stopko (President and Chief Executive Officer)	164,189	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

Certain Executive Officers(1)
Name	Ownership	Date of Filing	Filing Type	Hyperlink
Michael D. Lynch (Executive Vice President, Chief Financial and Investment Officer and Chief Risk Officer)	35,332	03/27/2024	Form 10-K	https://www.sec.gov/ix?doc=/Archives/edgar/data/707605/000155837024004100/asrv-20231231x10k.htm

(1) The business address for each of the “participants” set forth in the tables above is c/o AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.

(2) Includes 23,897 shares of the Company’s common stock held in a voting trust for the benefit of Mr. Adams’ parents, of which Mr. Adams serves as voting trustee, and 50 shares of the Company’s common stock held on behalf of Mr. Adams’ minor child.

(3) Includes 67,390 shares of the Company’s common stock held by Laurel Holdings, Inc, of which Mr. Kunkle is an officer. With respect to each, Mr. Kunkle has voting and investment power.

(4) Includes 287,150 shares of the Company’s common stock held by Pasquerilla Enterprises LP, of which Mr. Pasquerilla is the sole member of its general partner, and has the power to vote such shares, and 125,500 shares of the Company’s common stock held by Marenrico Partnership, of which Mr. Pasquerilla is one of the partners and has the power to vote such shares. 125,500 shares held by Marenrico Partnership and 287,150 shares held by Pasquerilla Enterprises LP are separately pledged to financial institutions.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as “continuing,” “expect,” “look,” “believe,” “anticipate,” “may,” “will,” “should,” “projects,” “strategy,” or similar statements. Actual results may differ materially from such forward- looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; ability to successfully execute the Earnings Improvement Program and achieve the anticipated benefits in the amounts and at times estimated; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; expense and reputational impact on the Company as a result of litigation and other expenses related to the continuing activities of an activist shareholder; and the inability to successfully implement or expand new lines of business or new products and services. These forward-looking statements involve risks and uncertainties that could cause AmeriServ’s results to differ materially from management’s current expectations. Such risks and uncertainties are detailed in AmeriServ’s filings with the SEC, including our 2023 Form 10-K. Forward-looking statements are based on the beliefs and assumptions of AmeriServ’s management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

Contacts

Longacre Square Partners
Joe Germani / Aaron Rabinovich, 646-277-8813

jgermani@longacresquare.com / arabinovich@longacresquare.com